Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this report on Form 8-K of TradeStation Group, Inc. of our report dated March 2, 1999 (March 25, 1999 as to Note 10) relating to the financial statements of onlinetradinginc.com corp. for the year ended January 31, 1999, included in TradeStation Group, Inc.'s Form S-4 Registration Statement (No. 333-34922) and to all references to our Firm included in this report.

/s/ Ahearn, Jasco + Company, P.A.

Pompano Beach, FL
January 2, 2001


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